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EXHIBIT 1A-11

CONSENT OF INDEPENDENT AUDITORS AND COUNSEL

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1A-11-1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

June 5, 2020

Board of Directors

Evolution Development Group, Inc.

We hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of our reports dated April 26, 2020, with respect to the balance sheet of Evolution Development Group, Inc. as of December 31, 2019 and 2018 and the related statements of operations, shareholders’ equity/deficit and cash flows for the period from October 4, 2018 (inception) to December 31, 2018 and the calendar year period ended 2019, and the related notes to the financial statements.

/s/ IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

June 5, 2020

1A-11-2

ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

June 5, 2020

Board of Directors

Evolution Development Group, Inc.

I hereby consent to the inclusion in the Offering Circular filed under Regulation A tier 2 on Form 1-A of any and all statements made by me as counsel who prepared or certified any part of the Offering Circular any such information included in the Offering Circular on the basis of my authority or in reliance upon my status as an expert.

/s/ Kendall A. Almerico, President

Kendall A. Almerico, P.A.

Washington DC

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